Exhibit 23.2  Independent Auditor's Consent


We consent to the use in this Registration Statement of Pharmavet Inc. on Form SB-2 of our report dated September 1, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

S/GREENBERG & COMPANY CPA'S LLC
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Greenberg & Company CPA's LLC
Springfield, N.J.
September 3, 2003